                                                                    EXHIBIT 12.1

                            DEVON ENERGY CORPORATION
STATEMENTS OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                     SIX MONTHS                 YEARS ENDED DECEMBER 31,
                                                                   ENDED JUNE 30,    ----------------------------------------------
                                                                        2002          2001      2000      1999      1998      1997
                                                                   --------------    ------    ------    ------    ------    ------
                                                                                         (In Millions, Except Ratios)
EARNINGS:
       Earnings (loss) from continuing operations before                     (354)       18     1,076      (241)     (374)     (343)
            income taxes
       Less capitalized interest                                               (2)       (3)       (3)       (2)       (1)       (1)
       Add amortization of capitalized interest                                 1         2         1        --        --        --
       Add fixed charges (see below)                                          279       228       164       126        60        56
                                                                   --------------    ------    ------    ------    ------    ------

       Adjusted earnings (loss)                                               (76)      245     1,238      (117)     (315)     (288)
                                                                   ==============    ======    ======    ======    ======    ======

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
       Gross interest expense                                                 274       223       158       111        44        42
       Distributions on preferred securities of subsidiary trust               --        --        --         7        10        10
       Estimated interest component of operating lease payments                 5         5         6         8         6         4
                                                                   --------------    ------    ------    ------    ------    ------

       Fixed charges                                                          279       228       164       126        60        56

       Preferred stock requirements, pre-tax                                    8        16        16         6        --         6
                                                                   --------------    ------    ------    ------    ------    ------

       Combined fixed charges and preferred stock dividends                   287       244       180       132        60        62
                                                                   ==============    ======    ======    ======    ======    ======

Ratio of earnings to fixed charges                                             NA      1.07      7.57        NA        NA        NA
                                                                                     ======    ======

Ratio of earnings to combined fixed charges and preferred
   stock dividends                                                             NA      1.00      6.91        NA        NA        NA
                                                                                     ======    ======

Insufficiency of earnings to cover fixed charges and combined
   fixed charges                                                              355        NA        NA       243       375       344
                                                                   ==============                        ======    ======    ======

Insufficiency of earnings to cover fixed charges and combined
   fixed charges and preferred stock dividends                                363        NA        NA       249       375       350
                                                                   ==============                        ======    ======    ======